SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRIGEN ENERGY CORP

          GAMCO INVESTORS, INC.
                                 3/24/00          145,500-           23.5000
          GABELLI ASSOCIATES LTD
                                 3/24/00          194,100-           23.5000
          GABELLI FUND, LDC
                                 3/24/00            3,000-           23.5000
          GABELLI ASSOCIATES FUND
                                 3/24/00          186,900-           23.5000
          GABELLI FUNDS, LLC.
               GABELLI MATHERS FUND
                                 3/24/00            7,500-           23.5000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 3/24/00            3,900-           23.5000
               THE GABELLI ABC FUND
                                 3/24/00           94,500-           23.5000















          (1) THE TRANSACTIONS ON 3/24/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D.


          (2) PRICE EXCLUDES COMMISSION.